                                                                      EXHIBIT 11

                     Health Care and Retirement Corporation

                        Computation of Earnings Per Share


                                                            Year Ended December 31
                                                            ----------------------
                                                  1996               1995               1994
                                                  ----               ----               ----
                                                   (In thousands, except per share amounts)

EARNINGS
--------
     Net income                                   $59,443            $50,603            $42,033
                                                  =======            =======            =======

PRIMARY
-------
     SHARES-
     Weighted average number of
       common shares outstanding
       during the period                           45,708             46,833             48,024
     Additional shares assuming
       conversion of stock options                  2,127              2,130              2,037
                                                   ------             ------             ------
     Weighted average common and
       common equivalent
       shares outstanding                          47,835             48,963             50,061
                                                   ======             ======             ======

     EARNINGS PER SHARE-
     Net income                                   $  1.24            $  1.03            $   .84
                                                  =======            =======            =======

FULLY DILUTED
-------------
     SHARES-
     Weighted average number of
       common shares outstanding
       during the period                           45,708             46,833             48,024
     Additional shares assuming
       conversion of stock options                  2,277              2,294              2,212
                                                   ------             ------             ------
     Weighted average common and
       common equivalent
       shares outstanding                          47,985             49,127             50,236
                                                   ======             ======             ======

     EARNINGS PER SHARE-
     Net income                                   $  1.24            $  1.03            $   .84
                                                  =======            =======            =======


Shares and earnings per share have been adjusted to reflect the three-for-two stock split effected in the form of a dividend in 1996.

                                      E-7